EXHIBIT 10.1

                      INTERNATIONAL SPECIALTY PRODUCTS INC.
                          2000 LONG-TERM INCENTIVE PLAN
                  (as amended and restated, as of May 15, 2003)


                                  INTRODUCTION

                  International Specialty Products Inc., a Delaware corporation (hereinafter referred to as the "Corporation"), hereby establishes an incentive compensation plan to be known as the "INTERNATIONAL SPECIALTY PRODUCTS 2000 LONG TERM INCENTIVE PLAN" (hereinafter referred to as the "Plan"), as set forth in this document. The Plan permits the grant of Incentive Units (as hereafter defined) to eligible employees of the Corporation and the Subsidiaries (as hereafter defined). The Plan provides for a long term incentive system that supports the Corporation's business strategy and emphasizes pay-for performance by tying reward opportunities to corporate goals.

                  The Plan shall become effective on February 28, 2000 (the "Effective Date"), the date on which the Plan was adopted by the Board (as hereafter defined). This Plan shall terminate ten (10) years after Effective Date (unless sooner terminated by the Board).

                               I. DEFINITIONS

                  For purposes of this Plan, the following terms shall be defined as follows unless the context clearly indicates otherwise:

                 (a) "Board of Directors" or "Board" shall mean the Board of Directors of the Corporation.

                 (b) "Change in Control of the Corporation" shall mean (i) the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Corporation to any "person" or "group" (as such terms are defined in Sections 13(d)(3) and 14(d)(2) of The Securities Exchange Act of 1934, as amended (the "Act")) other than the Heyman Group or
(ii) any person or group, other than Heyman Group, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of the Corporation, including by way of merger, consolidation or otherwise, and the Heyman Group ceases to control the Board.

                 (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                 (d) "Corporation" shall have the meaning set forth in the Introduction.

                 (e) "Committee" shall have the meaning set forth in Section II(a) hereof.

                 (f) "Dividend Incentive Unit" shall have the meaning set forth in Section IV(b) hereof.



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                 (g) "Effective Date" shall have the meaning set forth in the
Introduction.

                 (h) "Employee" shall mean a common-law employee of the Corporation or of any Subsidiary.

                 (i) "Exercise Date" shall have the meaning set forth in
Section IV(e) hereof.

                 (j) "Final Value" shall have the meaning set forth in Section IV(f) hereof.

                 (k) "Good Cause" shall, with respect to any Employee, mean (i) the Employee's willful or gross misconduct or willful or gross negligence in the performance of his duties for the Corporation or for any Subsidiary, (ii) the Employee's intentional or habitual neglect of his duties for the Corporation or for any Subsidiary, (iii) the Employee's theft or misappropriation of funds of the Corporation or of any Subsidiary, fraud, criminal misconduct, breach of fiduciary duty or dishonesty in the performance of his duties on behalf of the Corporation or any Subsidiary or commission of a felony, or crime of moral turpitude or any other conduct reflecting adversely upon the Corporation or any Subsidiary or (iv) the Employee's violation of any covenant not to compete or not to disclose confidential information with respect to the Corporation or any Subsidiary.

                 (l) "Incentive Unit" shall mean a bookkeeping item equal in value to the excess, if any, of the Final Value over the Initial Value.

                 (m) "Initial Value" shall have the meaning set forth in
Section IV(a) hereof.

                 (n) "Plan" shall have the meaning set forth in the Introduction.

                 (o) "Retirement" shall mean an Employee's termination of employment after (i) he attains age fifty-five (55) and (ii) the sum of his age and the number of his years of service with the Corporation and/or any Subsidiary equals sixty (60) or more.

                 (p) "Subsidiary" shall mean a corporation or other entity of which more than fifty percent (50%) of the aggregate of its outstanding voting securities are owned directly or indirectly by the Corporation.

                 (q) "Valuation Date" shall mean the last day of business of each fiscal quarter of the Corporation.

                  (r) "Value" shall mean, as of a specified date, (i) the Corporation's total stockholders' equity, adjusted to exclude accumulated comprehensive income and losses, and changes for the impairment of goodwill mandated by FASB 142, multiplied by .001, and divided by (ii) the total number of outstanding shares of the Corporation's common stock, all determined as of such Valuation Date. Specific goodwill adjustments will be made as follows:
Goodwill that existed as of December 31, 2001 will continue to be amortized in the same manner as it was prior to adoption of FASB 142. Impairment of goodwill that existed as of December 31, 2001 will not be charged against equity. The value of each Incentive Unit as of a Valuation Date, the determination of accumulated comprehensive income and losses, and changes for the impairment

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of goodwill, and the total number of outstanding shares of the Corporation's common stock as of a Valuation Date, shall each be determined by the Committee in its sole discretion.

                               II. ADMINISTRATION

                 (a) Administration; Term of Office; Appointment of Chairperson. The Plan shall be administered by a committee (the "Committee") appointed by the Board from among the Employees. The Committee shall be comprised, unless otherwise determined by the Board, of the individuals serving as the Corporation's Chief Executive Officer, Chief Financial Officer and Sr. Vice President Human Resources. Each member of the Committee shall hold office until the date that he or she resigns from the Committee or is removed from membership on the Committee by action of the Board. In the event an individual for any reason ceases to be a member of the Committee, the Board shall appoint another qualified individual to serve on the Committee. The members of the Committee shall choose from among themselves one such member to serve as chairperson of the Committee.

                 (b) Quorum and Manner of Acting. Except as hereinafter provided, a majority of the members of the entire Committee shall constitute a quorum for the transaction of business and the vote of a majority of the Committee members present at the time of the vote shall be the act of the Committee. In the absence of a quorum at any meeting of the Committee, a majority of the Committee members present may adjourn such meeting to another time and place. Notice of the time and place of any such adjourned meeting shall be given to the Committee members who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other Committee members. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. In the event any Committee member is disqualified from acting on a specific matter pursuant to Section II(f) hereof, such individual shall not be taken into account in determining whether a quorum of the Committee exists for taking action with respect to such matter. The Committee members shall act only as a Committee and the individual Committee members shall have no power as such. All decisions of the Committee or the Board in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Employees and their beneficiaries or successors).

                 (c) Action Without a Meeting. Any action required or permitted to be taken by the Committee at a meeting may be taken without a meeting if all members of the Committee consent in writing to the adoption of a resolution authorizing such action. The resolution and written consents thereto by the members of the Committee shall be filed with the minutes of the proceedings of the Committee.

                  (d) Telephonic Participation. Any one or more members of the Committee may participate in a meeting of the Committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at the meeting.

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                 (e) Compensation. Members of the Committee shall not be
compensated for service as a Committee member.

                 (f) Disqualification. Each member of the Committee shall be disqualified from acting as such with respect to all matters that concern such person individually.

                 (g) Responsibilities of the Committee. Except to the extent specifically reserved herein for the Board, the Committee shall have all powers, responsibilities and duties for controlling and administering the Plan, including, but not limited to, the following:

                             (i) to establish, amend and enforce certain rules, regulations, and procedures as it deems necessary or proper for the efficient administration of the Plan;

                             (ii) to interpret the Plan and correct any defect or supply and omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable;

                             (iii) to determine the ongoing eligibility of any individual to participate in the Plan, and to require any person to furnish any information as it may request to properly administer the Plan as a condition to that person receiving any benefit under the Plan;

                             (iv) to compute the amount of benefits that are payable to any Employee or beneficiary in accordance with the provisions of the Plan, and to determine the person or persons to whom those benefits will be paid; and

                             (v) establish the terms and conditions of a grant of Incentive Units under the Plan and waive any such terms and conditions at any time and to authorize the payment of benefits from the Plan.

                             (vi) award Incentive Units in assumption of, or in substituion for, outstanding awards previously granted by the Corporation or its Subsidiaries or a company acquired by the Corporation or which the Corporation combines.

                        III. ELIGIBILITY TO PARTICIPATE

                  Each individual who is an Employee of the Corporation, or of any Subsidiary, shall be initially eligible to participate in the Plan. Notwithstanding the above, the identity of the Employees who will be entitled to receive grants of Incentive Units under this Plan shall be determined by the Committee in its sole discretion. No individual shall automatically be entitled to receive a grant of Incentive Units solely because he is classified as an Employee.


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                              IV. INCENTIVE UNITS

                 (a) Grant of Incentive Units. The Committee may, in its sole discretion, grant Incentive Units to any one or more Employees. The number of Incentive Units granted to each Employee shall be determined by the Committee in its sole discretion. Incentive Units shall normally be granted on the hire date, or effective date of promotion, of the employee to receive the grant. The Committee, however, may in its sole discretion grant Incentive Units on any other date during the year. Subject to adjustment as provided in Section IV(c) below, the "Initial Value" of any Incentive Unit granted under this Plan shall normally be equal to the Value of such Incentive Unit as of the Valuation Date immediately preceding the date on which such Incentive Unit is granted. The Committee, however, may in its sole discretion grant Incentive Units with an "Initial Value" that is lower or higher than the Value of such Incentive Units on the Valuation Date immediately preceding the date on which such Incentive Unit is granted.

                 (b) Dividend Equivalents. Each Employee who has been granted one or more Incentive Units under this Plan shall be credited with additional whole or partial Incentive Units as of any date that dividends are declared on the Corporation's common stock. With respect to each award of Incentive Units, as of each such date, the number of whole and/or partial Incentive Units credited under this Section IV(b) (the "Dividend Incentive Units") shall be determined by multiplying the number of Incentive Units subject to such award by a fraction, the numerator being the fair market value (as determined by the Committee) of the dividend payable on one share of the Corporation's common stock multiplied by .001, and the denominator being the Value of an Incentive Unit as of the Valuation Date immediately preceding the date the dividend is declared. The Initial Value of the Dividend Incentive Units granted with respect to an award shall equal the Initial Value of the Incentive Units of such award. The Dividend Incentive Units shall vest when the Incentive Units subject to the award for which the Dividend Incentive Units were granted vest.

                 (c) Recapitalization, Etc. In the event there is any change in the outstanding common stock of the Corporation by reason of any merger, reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise, each Incentive Unit then outstanding under the Plan shall be substituted for or adjusted, in the sole discretion of the Committee, to accurately reflect the effect of such merger, reorganization, recapitalization, stock split, stock dividend, share combination or other such event, and the Initial Value of each Incentive Unit shall also be adjusted by the Committee if it determines in its sole discretion that such adjustment is appropriate. In the event that the Corporation enters into a transaction with an affiliate of the Corporation, the Committee, may make an equitable adjustment to the Incentive Units if, in its sole discretion, the Committee determines that such adjustment is appropriate.

                 (d) Vesting in Incentive Units. The Incentive Units granted to an Employee (including any Dividend Incentive Units credited to the Employee) shall normally vest cumulatively, in twenty percent (20%) increments, on each anniversary of the date such Incentive Units were granted to the Employee and such vesting shall end upon the termination of an Employee's employment with the Corporation or any subsidiary for any reason whatsoever; provided, however, that the Committee may in its sole discretion grant Incentive Units with any other vesting schedule. Notwithstanding the foregoing, to the extent not previously canceled or

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forfeited, Incentive Units will become fully and immediately vested and immediately payable in cash (pursuant to the terms of Section IV(f) hereof) upon a Change in Control.

                 (e) Exercise of Incentive Units. Subject to the following, an Employee may exercise his vested Incentive Units at such times as are determined by the Committee in its sole discretion (an "Exercise Date"). Notwithstanding the preceding sentence, each Incentive Unit shall be immediately forfeited upon the earliest of (i) the sixth (6th) anniversary of the date the Incentive Unit is granted, (ii) one year after the Employee's termination of employment with the Corporation or any Subsidiary due to his (1) death, (2) long-term disability or (3) Retirement, (iii) ninety (90) days after the Employee's termination of employment by the Corporation or a Subsidiary without Good Cause (other than due to death or long-term disability) or by the Employee for any reason (other than due to Retirement) or (iv) immediately upon the Employee's termination by the Corporation or a Subsidiary for Good Cause. An Employee shall exercise his vested Incentive Units by completing a Notice of Exercise Form in the form of Exhibit A hereto, and delivering such form to the Corporation in accordance with the notice provisions set forth herein.

                 (f) Value of Incentive Unit Upon Exercise; Guarantee. Upon the exercise of an Incentive Unit, the Employee shall receive from ISP Management Company, Inc. in cash the excess, if any, of the "Final Value" of such Incentive Unit (which Final Value shall equal the Value of the Incentive Unit as of the Valuation Date immediately preceding the Exercise Date) over the Initial Value of such Incentive Unit. The value of a partial Incentive Unit shall be determined under the immediately preceding sentence, but pro rated to reflect the percentage of a whole Incentive Unit reflected by such partial Incentive Unit. The payment obligations of ISP Management Company, Inc. hereunder is fully and unconditionally guaranteed by its parent company, ISP Inc.

                          V. MISCELLANEOUS PROVISIONS

                 (a) Assignment or Transfer. No right to any accrued but unpaid Incentive Unit shall be sold, assigned, redeemed, pledged, transferred or otherwise encumbered by an Employee except by will or the laws of descent and distribution.

                 (b) Withholding Taxes. The Corporation or the appropriate Subsidiary shall have the right to deduct from all cash payments hereunder any federal, state, local or foreign income and employment taxes required by law to be withheld with respect to such payments.

                 (c) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Corporation and shall not be charged against any award nor to any Employee receiving an Incentive Unit.

                 (d) Funding of Plan. The Plan shall be unfunded. The Corporation shall not be required to segregate any of its assets to assure the payment of any Incentive Unit under the Plan. Neither the Employees nor any other persons shall have any interest in any fund or in any specific asset or assets of the Corporation or any other entity by reason of any accrued but unpaid Incentive Unit. The interests of each Employee hereunder are unsecured and shall be subject to the general creditors of the Corporation and the applicable Subsidiaries.


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                 (e) Other Incentive Plans. The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for Employees of the Corporation or any Subsidiary.

                 (f) Plurals and Gender. Where appearing in this Plan, masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

                 (g) Headings. The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

                 (h) Severability. In case any provision of this Plan shall be held illegal or void, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

                 (i) Liability and Indemnification. (i) Neither the Corporation nor any Subsidiary shall be responsible in any way for any action or omission of the Committee, or any other fiduciaries in the performance of their duties and obligations as set forth in this Plan. Furthermore, neither the Corporation nor any Subsidiary shall be responsible for any act or omission of any of their agents, or with respect to reliance upon advice of their counsel, provided that the Corporation and/or the appropriate Subsidiary relied in good faith upon the action of such agent or the advice of such counsel. (ii) Neither the Corporation, any Subsidiary, the Committee, nor any agents, employees, officers, directors or stockholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

                 (j) Incapacity. If the Committee shall receive evidence satisfactory to it that a person entitled to receive payment of, or exercise, any Incentive Unit is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such Incentive Unit and to give a valid release thereof, and that another person or an institution is then maintaining or has custody of such person and that no guardian, committee or other representative of the estate of such person shall have been duly appointed, the Committee may make payment of such Incentive Unit otherwise payable to such person to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release by such other person or institution shall be a valid and complete discharge for the payment or exercise of such Incentive Unit

                 (k) Cooperation of Parties. All parties to this Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

                 (l) Governing Law. All questions pertaining to the validity, construction and administration of the Plan shall be determined in accordance with the laws of the State of New Jersey, without giving effect to conflict of law principles.


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                 (m) Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Corporation or any Subsidiary and any Employee, as a right of any Employee to be continued in the employment of the Corporation or any Subsidiary, or as a limitation on the right of the Corporation or any Subsidiary to discharge any of its Employees, at any time, with or without cause.

                 (n) Notices. Each notice relating to this Plan shall be in writing and delivered in person, by recognized overnight courier or by certified mail to the proper address. Except as otherwise provided in any Incentive Unit award agreement with respect to the exercise thereunder, all notices to the Corporation or the Committee shall be addressed to it at 1361 Alps Road, Wayne, New Jersey 07470, Attn: Senior Vice President Human Resources. All notices to Employees, former Employees, beneficiaries or other persons acting for or on behalf of such persons shall be addressed to such person at the last address for such person maintained in the Corporation's records.

                     VI. AMENDMENT OR TERMINATION OF PLAN

                  The Board may amend the Plan from time to time or suspend or terminate the Plan at any time. In the event the Plan is terminated for any reason, the vesting, exercise, and expiration provisions, as described in this Plan, for all Incentive Units granted up to and including the date of the termination of the Plan, will remain in effect.












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EXHIBIT A

INTERNATIONAL SPECIALTY PRODUCTS
NOTICE OF EXERCISE FORM
LONG-TERM INCENTIVE UNITS

Human Resources Department
International Specialty Products Inc.
1361 Alps Road
Wayne, New Jersey  07470
Attention:  Compensation

Dear Sir/Madam:

                  Pursuant to the provisions of the International Specialty Products 2000 Long-Term Incentive Plan (the "Plan"), pursuant to which you have granted to me Incentive Units, I hereby notify you that I elect to exercise the Incentive Units indicated on this Notice of Exercise Form. I understand that the terms of this exercise, and the amount of cash (subject to income tax and all other applicable withholding) I will receive pursuant to such exercise, shall be determined under the terms of the Plan.

1. Name (Please Print)

         Social Security # (US Only)
                                               ---------------------------

         Work Location
                                               ---------------------------

         Corporation Telephone Number
                                               ---------------------------

         Home Address
                                               ----------------------------





         Home Telephone Number
                                              -----------------------------

2. I would like to exercise the following Incentive Units:

----------------------------- -------------------------- ------------------
  Date of Incentive             # of Incentive             Initial Value
  Unit Grant                    Units
----------------------------- -------------------------- ------------------

----------------------------- -------------------------- ------------------

----------------------------- -------------------------- ------------------

----------------------------- -------------------------- ------------------

----------------------------- -------------------------- ------------------




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------------------------------------------------
Signature and Date
* Please call Human Resources, Compensation, at 973-628-3578, if you need to verify the number of exercisable Incentive Units.

RECEIVED ON:



-------------------------------            ------------------------
HR Representative                          Date


----------------------------------------------------------------------------



For Payroll Use Only



Pay Group:

Employee Name:

Employee File Number:

SS Number:

Gross Payment:

Appropriate taxes should be withheld.                     54 - Book Value


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